SOUTHWESTERN RESOURCES CORP.

MEMORANDUM

To:	All Southwestern Resources Insiders, Employees and Consultants

From:	Thomas W. Beattie

Date:	June 27, 2007

Subject:	Blackout Period for Trading in the Company’s Shares

Southwestern Resources advises, effective immediately, that all insiders, employees and consultants are prohibited from buying or selling the Company’s shares or exercising stock options.

The Company’s Disclosure and Stock Trading Policy, adopted by the Board in May 2007, states that:

“Insiders (primarily directors and officers), employees and consultants with access to undisclosed material information concerning the Company are prohibited from trading in the Company’s securities until the information has been fully disclosed and a reasonable period of time has passed for the information to be disseminated.”

The Company will circulate another memorandum when the blackout period for trading in the Company’s shares is lifted.

Please contact me should you have any questions regarding the prohibition on trading or require a copy of the Company’s Disclosure and Stock Trading Policy.

P.O. Box 10102  #1650, 701 West Georgia Street, Vancouver, B.C.  Canada  V7Y 1C6

Telephone (604) 669 2525   Fax (604) 688 5175